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                                                 Exhibit 11
                                                 __________

              CONSENT OF INDEPENDENT AUDITORS




         We hereby consent to the use of our report dated January 3, 1997, on the financial statements of the Prime Portfolio, Government Portfolio and General Municipal Portfolio of Alliance Money Market Fund referred to therein in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A, File No. 33-85850, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions
"Accountants".

                                  /s/ McGladrey & Pullen, LLP

New York, New York
March 26, 1997


























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